EXHIBIT 21.1

                            SUBSIDIARIES OF BIGSTRING

Name of Subsidiary                                State of Incorporation
------------------                                ----------------------

Email Emissary, Inc.                              Oklahoma

BigString Interactive, Inc.                       New Jersey